Exhibit 99.1

CINEDIGM CORP. ANNOUNCES $10.82 MILLION

REGISTERED DIRECT OFFERING

LOS ANGELES / July 16, 2020 / Cinedigm (NASDAQ: CIDM) (“Cinedigm” or the “Company”), today announced it has entered into a definitive agreement with investors for the purchase and sale of 7,213,334 shares of its Class A common stock at a purchase price of $1.50 per share in a registered direct offering. The closing of the offering is expected to occur on or about July 20, 2020, subject to the satisfaction of customary closing conditions.

A.G.P./Alliance Global Partners and The Benchmark Company LLC are acting as co-lead placement agents for the offering.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-239710) previously filed with the U.S. Securities and Exchange Commission (the “SEC”). A prospectus supplement describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cinedigm

Since inception, Cinedigm (CIDM) has been a leader at the forefront of the digital transformation of content distribution. Adapting to the rapidly transforming business needs of today’s entertainment landscape, Cinedigm remains a change-centric player focused on providing content, channels and services to the world’s largest media, technology and retail companies. Cinedigm’s Content and Networks groups provide original and aggregated programming, channels and services that entertain consumers globally across hundreds of millions of devices. For more information, visit www.cinedigm.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Words such as “expects,” “anticipates,” “intends,” "plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements. For example, Cinedigm is using forward-looking statements in this press release when it discusses expected timing of the closing of the offering. Because such statements deal with future events and are based on Cinedigm’s current expectations, they are subject to various risks and uncertainties, and actual results, performance or achievements of Cinedigm could differ materially from those described in or implied by the statements in this press release.

The forward-looking statements contained or implied in this press release are subject to other risks and uncertainties, including those discussed under the heading “Risk Factors” in Cinedigm’s annual report on Form 10-K filed with the SEC on July 6, 2020, and in any subsequent filings with the SEC. Except as otherwise required by law, Cinedigm undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. Cinedigm is not responsible for the contents of third-party websites.

Press Contact for CIDM:

Jill Calcaterra

310-466-5135
jcalcaterra@cinedigm.com